UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 16, 2002

                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                                             13-4051167
(State or other jurisdiction of                               (IRS Employer
Incorporation or organization)                            Identification Number)

                 4190 Belfort Rd Suite 200                        32216
                  Jacksonville, FL 32216
         (Address of principal executive offices)               (Zip Code)

                                 (904) 279-9240
              (Registrant's telephone number, including area code)

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 16, 2002 McGladrey and Pullen, LLP ("McGladrey") resigned as independent certified public accountants for Tiger Telematics, Inc. ("the Company").

McGladrey's report on the consolidated financial statements for the year ended December 31, 2001 and the period July 3, 2000, date of inception, through December 31, 2000 did not contain an adverse opinion or disclaimer of opinion and was not modified as to audit scope or accounting principles; however, the report for the year ended December 2001 contained an explanatory paragraph relating to substantial doubt regarding the uncertainty of the Company's ability to continue as a going concern.

Further, in connection with its audits of the company's consolidated financial statements for the year ended December 31, 2001 and the period July 3, 2000, date of inception, through December 31, 2000, and the subsequent interim periods immediately preceding the date of McGladrey's resignation, the Company had no disagreements with McGladrey on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on consolidated financial statements of the Company.

McGladrey has furnished to the Company a letter addressed to the Securities and Exchange Commission stating whether or not McGladrey agrees with the statements made by the Company herein. A copy of such letter, dated October 29, 2002, is attached as an Exhibit to this report.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C ) Exhibits.

                  16. McGladrey letter addressed to the Securities and Exchange Commission stating whether or not McGladrey agrees with statements made by the Company herein.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.




/S/ Michael W. Carrender     Interim Chief Executive Officer    October 29, 2002
                             & Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer) for the
                             Registrant and as CFO